                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


VIMRX Pharmaceuticals Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



(1)  Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


(4)  Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

(5)  Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

     -------------------------------------------------------------------------


(2)  Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


(3)  Filing Party:

     -------------------------------------------------------------------------


(4)  Date Filed:

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Notes:

                                                                   DRAFT 5/12/98

                               [VIMRX Letterhead]


                                  May 26, 1998


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of VIMRX Pharmaceuticals Inc., which will be held at The Equitable Companies, Inc., 787 Seventh Avenue, 50th Floor, New York, New York on June 23, 1998. The meeting will begin promptly at 9:30 a.m. Eastern Daylight Time.

     The accompanying Proxy Statement, which you are urged to read carefully, provides important information regarding matters that will be considered and voted upon at the Annual Meeting. In addition to electing directors of the Company and ratifying the appointment of the independent auditors, stockholders will consider and vote upon (i) an amendment to the Company's 1997 Incentive and Non-Incentive Stock Option Plan making an additional 1,000,000 shares available for issuance thereunder, and (ii) approving the adoption of the 1998 Non-Incentive Stock Option Plan of VIMRX Pharmaceuticals Inc. for Directors, Employees and Consultants of Nexell Therapeutics Inc.

     You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you do attend the Annual Meeting, you may vote in person even if you have submitted a proxy card. Due to space limitations, attendance at the Annual Meeting will be limited to stockholders of record, their proxies, beneficial owners of Common Stock who have presented to the Company satisfactory evidence of such ownership, and brokers.

     On behalf of the Board of Directors, I look forward to seeing you on June 23rd.

                                    Sincerely,

                                    Donald G. Drapkin, Chairman

                           VIMRX PHARMACEUTICALS INC.
                             2751 Centerville Road
                           Suite 210, Little Falls II
                          Wilmington, Delaware 19808
                                (302) 998-1734

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on June 23, 1998

To the Stockholders of

     VIMRX PHARMACEUTICALS INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of VIMRX Pharmaceuticals Inc. (the "Company") will be held at The Equitable Companies, Inc., 787 Seventh Avenue, 50th Floor, New York, New York on Tuesday, June 23, 1998 at 9:30 a.m., Eastern Daylight Time, to consider and act upon the following proposals:

1.  To elect a Board of nine directors.

2. To approve an amendment to the Company's 1997 Incentive and Non-Incentive Stock Option Plan making an additional 1,000,000 shares available for issuance thereunder.

3. To approve the 1998 Non-Incentive Stock Option Plan of VIMRX Pharmaceuticals Inc. for Directors, Employees and Consultants of Nexell Therapeutics Inc.

4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1998.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of the Company's Common Stock at the close of business on May 21, 1998, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Due to space limitations, attendance at the Annual Meeting will be limited to stockholders of record, their proxies, beneficial owners who have presented evidence of such ownership satisfactory to the Company, and brokers.

                                       By Order of the Board of Directors,
                                       Lowell S. Lifschultz, Secretary

Wilmington, Delaware
May 26, 1998

  STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE REQUESTED TO
   DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-
                               PREPAID ENVELOPE.

                           VIMRX Pharmaceuticals Inc.
                             2751 Centerville Road
                           Suite 210, Little Falls II
                           Wilmington, Delaware 19808
                                 (302) 998-1734

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 23, 1998

                                  INTRODUCTION
General

     This Proxy Statement is being furnished to holders of Common Stock, par value $.001 per share (the "Common Stock"), of VIMRX Pharmaceuticals Inc., a Delaware corporation (the "Company" or "VIMRX), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Stockholders to be held at The Equitable Companies, Inc., 787 Seventh Avenue, 50th Floor, New York, New York on Tuesday, June 23, 1998 at 9:30 a.m., Eastern Daylight Time, and any and all adjournments or postponements thereof (the "Meeting"). The cost of the solicitation will be borne by the Company. This Proxy Statement is being first mailed to holders of the Common Stock on or about May 26, 1998.

Matters to be Considered at the Meeting

     At the Meeting, the stockholders will be asked to consider and vote upon the following proposals:

1.  To elect a Board of  nine directors;

2. To approve the adoption of an amendment to VIMRX's 1997 Incentive and Non-Incentive Stock Option Plan (the "1997 Plan") making an additional 1,000,000 shares available for issuance thereunder;

3. To approve the adoption of the 1998 Non-Incentive Stock Option Plan of VIMRX Pharmaceuticals Inc. for Directors, Employees and Consultants of Nexell Therapeutics Inc. (the "Nexell Plan"). A copy of the Nexell Plan is attached hereto as Exhibit A;

4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1998; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting at the Meeting

     Only holders of record of Common Stock at the close of business on May 21, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting, each such holder of record being entitled to one vote per share of Common Stock on each matter to be considered at the Meeting. On the Record Date, there were 66,902,796 shares of Common Stock issued and outstanding.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting (33,451,399 shares of the 66,902,796 shares outstanding) is necessary to constitute a quorum at the Meeting. The election of each of the nine nominees identified in this Proxy will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. The approval of the amendment to the 1997 Plan and the adoption of the Nexell Plan and the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1998 will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote.

     If the enclosed proxy card is properly executed and returned to the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon, subject to the following conditions:

     Election of Directors.  Shares represented by a proxy which is marked
     ---------------------
"WITHHOLD AUTHORITY" to vote for (i) all nine nominees or (ii) any individual nominee(s) for election as directors and are not otherwise marked "FOR" the other nominees will not be counted in determining whether a plurality vote has been received for the election of directors. In the absence of instructions, shares represented by a proxy will be voted FOR all of the nine nominees. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will be disregarded and therefore will have no effect on the outcome of the vote.

     Other Proposals.  Shares represented by a proxy which is marked "ABSTAIN"
     ---------------
on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In the absence of instructions, shares represented by a proxy will be voted FOR all of the proposals set forth in the Notice of Annual Meeting and at the discretion of the proxies on any other matters that may properly come before the Meeting. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will not be included in the vote totals, and therefore will have no effect on the approval of the proposed amendment to the 1997 Plan, the approval of the adoption of the Nexell Plan, or the ratification of the appointment of the independent auditors.

     At any time prior to its exercise, a proxy may be revoked by the holder of the Common Stock granting it by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement or by attending the Meeting and voting in person.

                               TABLE OF CONTENTS
                               -----------------


                                                       Page
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT...........................................     4
ELECTION OF DIRECTORS................................     6
EXECUTIVE COMPENSATION...............................     8
CERTAIN TRANSACTIONS.................................    15
STOCK PRICE PERFORMANCE COMPARISON...................    17
APPROVAL OF AMENDMENT TO 1997 PLAN...................    18
APPROVAL OF ADOPTION OF NEXELL PLAN..................    20
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS..    24
OTHER BUSINESS.......................................    25
STOCKHOLDER PROPOSALS................................    25

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock, together with their respective addresses, (ii) each director and nominee for election as director, (iii) each executive officer named in the Summary Compensation Table under "Executive Compensation - Summary Compensation" on page 9 of this Proxy Statement and (iv) all executive officers and directors as a group:

                NAME                     Shares Beneficially Owned    Percent Outstanding
-------------------------------------  -----------------------------  --------------------
Richard L. Dunning                             471,901        (1)              *
Francis M. O'Connell                            75,000        (2)              *
Alfonso J. Tobia, Ph.D.                        112,500        (2)              *
David A. Jackson, Ph.D.                        106,038        (2)              *
L. William McIntosh                            110,000        (3)              *
Donald G. Drapkin                              725,000        (4)(5)                  1.1%
Laurence D. Fink                               550,000        (4)(6)           *
Jerome Groopman, M.D.                           50,000        (4)              *
Linda G. Robinson                              250,000        (4)(7)           *
Eric A. Rose, M.D.                             797,400        (8)                     1.2%
Lindsay A. Rosenwald, M.D.                   6,014,999        (4)(9)                  8.8%
Victor W. Schmitt                                    0                                  0
Michael Weiner, M.D.                            62,410        (4)              *
Paramount Capital Asset Management,          4,049,999       (10)                     6.1%
 Inc. 787 Seventh Avenue, NY 10019
Baxter Healthcare Corporation, One          11,000,000                               16.4%
 Baxter Parkway, Deerfield, Illinois
 60015
All directors and executive officers         9,300,248       (11)                    13.1%
 as a group (13 persons)

____________________
*  Less than one percent.

1. Consists of currently exercisable options to purchase 468,306 shares owned by Mr. Dunning, 2,095 shares owned by a daughter of Mr. Dunning, and 500 shares owned by each of Mr. Dunning's spouse, son and another daughter, respectively. Mr. Dunning disclaims beneficial ownership of the shares held by his spouse, son and daughters.

2.  Consists of currently exercisable options.

3.  Includes currently exercisable options to purchase 100,000 shares.

4. Includes 100,000 shares for Mr. Drapkin and 50,000 shares for each of Mr. Fink, Dr. Groopman, Ms. Robinson, Dr. Rosenwald and Dr. Weiner of restricted stock which vests at the rate of 25% per year commencing June 20, 1997, provided the respective individual continues to serve as a director of the Company, and subject to a non-lapsing right of first refusal by the Company.

5.  Includes currently exercisable options to purchase 525,000 shares.

6. Includes warrants to purchase 133,333 shares owned directly by Mr. Fink and 6,666 shares and warrants to purchase 33,333 shares owned by a family trust for the benefit of Mr. Fink's children. Mr. Fink disclaims beneficial ownership of the shares and warrants held by the family trust.

7.  Includes warrants to purchase 66,666 shares.

8.  Includes currently exercisable options to purchase 425,000 shares.

9. Includes currently exercisable options to purchase 1,915,000 shares owned Dr. Rosenwald, and the 4,049,999 shares beneficially owned by Paramount Capital Asset Management, Inc. ("PCAM") (see note (10) below). Dr. Rosenwald serves as President and is sole shareholder of PCAM. Dr. Rosenwald disclaims beneficial ownership of the shares beneficially owned by PCAM except to the extent of his pecuniary interest, if any.

10. Information is from a Schedule 13D dated December 23, 1996 filed by PCAM which is the investment manager of The Aries Fund, a Cayman Islands Trust, (the "Aries Trust") and the general partner of Aries Domestic Fund, L.P. (the "Aries Limited Partnership"), and reports shared voting and dispositive power of 5,964,999 shares and 2,750,000 shares, respectively, by the Aries Trust and the Aries Limited Partnership.

11.  See notes (1) - (10).

                             ELECTION OF DIRECTORS

     At the Meeting, the entire Board of Directors is to be elected, to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Unless otherwise specifically directed by stockholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Meeting will be voted FOR the election of the nine nominees named below. All nominees are currently directors of the Company.

     In the event any nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present Board of Directors.

     The election of each of the nine nominees identified in the Proxy will require the affirmative vote of a plurality vote of the shares of Common Stock present or represented by proxy at the Meeting and entitled to vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will be disregarded and therefore will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NINE NOMINEES.

     Each nominee's name, age, office with the Company, if any, the year first elected as a director, if currently a director, and certain biographical information are set forth below:

Name                                 Age                          POSITION
----------------------------  ------------------  -----------------------------------------
Donald G. Drapkin                     50                          Chairman
Richard L. Dunning                    52           President, Chief Executive Officer and
                                                                  Director
Laurence D. Fink                      45                          Director
Jerome Groopman, M.D.                 46                          Director
Linda G. Robinson                     45                          Director
Eric A. Rose, M.D.                    47                          Director
Lindsay A. Rosenwald, M.D.            43                          Director
Victor W. Schmitt                     49                          Director
Michael Weiner, M.D.                  52                          Director

     DONALD G. DRAPKIN was elected Chairman of the Board of Directors in March, 1996 and has served as a director of the Company on November 17, 1995. Mr. Drapkin has been a Director and Vice Chairman of MacAndrews & Forbes Holdings Inc. and various of its affiliates since March 1987. Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom in New York City for more than five years prior thereto. Mr. Drapkin also serves as a director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934: Algos Pharmaceutical Corporation, Anthracite Capital, Inc.
BlackRock Asset Investors, Cardio Technologies, Inc. The Cosmetic Center, Inc., Playboy Enterprises, Inc., Revlon, Inc., Revlon Consumer Products Corporation, and Weider Nutrition International, Inc.

     RICHARD L. DUNNING has been President and Chief Executive Officer of the Company since April 1996. Prior to joining the Company, Mr. Dunning served as Executive Vice President and Chief Financial Officer of the DuPont Merck Pharmaceutical Company since 1991. Mr. Dunning also serves as a director of the following corporations which file reports pursuant to the Exchange Act: Innovir Laboratories, Inc. (a subsidiary of VIMRX); Epoch Pharmaceuticals, Inc.; Endorex Corp.

     LAURENCE D. FINK was elected a director of the Company in June 1996. Mr. Fink has been Chairman and Chief Executive Officer and Director of BlackRock Financial Management (investment advisor) since 1988. Mr. Fink also serves as a director of Innovir Laboratories, Inc. and of the closed end funds for which BlackRock serves as investment advisor.

     JEROME GROOPMAN, M.D. was elected a director of the Company in June 1996. Dr. Groopman has been a professor of Medicine at Harvard Medical School since 1993. Dr. Groopman is, and has since 1989 been, an attending physician of Beth Israel New England Deaconess Medical Center. Dr. Groopman also serves as a director of the following corporations which file reports pursuant to the Exchange Act: Advance Tissue Sciences.

     LINDA G. ROBINSON was elected a director of the Company in June 1996. Ms. Robinson has been Chairman and Chief Executive Officer of Robinson, Lerer & Montgomery, LLC, a strategic communications consulting firm that serves major corporations in the United States and abroad, since May 1996. For more than five years prior to that she was Chairman and Chief Executive Officer of Robinson Lerer Sawyer Miller Group, or its predecessors. Ms. Robinson also serves as a director of the following corporation which files reports pursuant to the Exchange Act: Revlon, Inc.

     ERIC A. ROSE, M.D. was elected a director of the Company in November 1995. Dr. Rose is Surgeon-In-Chief at Columbia Presbyterian Medical Center in New York, a position he has held since August 1994. Dr. Rose is a past president of the International Society for Heart and Lung Transplantation.

     LINDSAY A. ROSENWALD, M.D. was elected a director of the Company in June 1996. Dr. Rosenwald has been the Chairman and Chief Executive Officer of Paramount Capital, Incorporated (investment bank) since 1992. Dr. Rosenwald is also chairman of Paramount Capital Investments, LLC, Paramount Capital Asset Mgt., and The Castle Group. Dr. Rosenwald has founded and serves on the Board of Directors of several emerging biotechnology corporations. He also serves as a director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"): Ansan, Inc., Avigen, Inc., Atlantic Pharmaceuticals, Inc., BioCryst Pharmaceuticals, Inc., Interneuron Pharmaceuticals, Inc., Neose Technologies, Inc., Sparta Pharmaceuticals, Inc., Titan Pharmaceuticals, Inc. and Xenometrix, Inc.

     VICTOR W. SCHMITT was elected a director of the Company in December, 1997, pursuant to an agreement between the Company and Baxter Healthcare Corporation
(see "Certain Transactions").   Mr. Schmitt has been President, Venture
Management, Baxter Healthcare Corporation since 1994. Prior to this position, he held the operating position of President, Baxter Biotech Europe. Mr. Schmitt joined Baxter after a 16-year career with the American Red Cross Blood Services where he held positions in marketing and operations. He also serves as a director of a number of development-stage biotech companies.

     MICHAEL WEINER, M.D. was elected a director of the Company in June 1996. Dr. Weiner has been the Hettinger Professor of Clinical Pediatrics at Columbia University College of Physicians and Surgeons since January 1996. He has been an attending pediatrician at Columbia -Presbyterian Medical Center since January 1996. Dr. Weiner has served as Associate Director of Pediatrics Hematology/Oncology and Associate Attending Physician of Hackensack Medical Center and an Associate Attending Pediatrician UMDNJ Division of Pediatric Hematology/Oncology, since 1987, and Chief of the Division of Pediatric Oncology, Babies and Children's Hospital of New York.

MEETINGS AND COMMITTEES

     During 1997, there were six meetings of the Board of Directors which were attended by all directors, except for Dr. Jerome Groopman and Dr. Eric A. Rose, who were absent from two meetings, and Ms. Linda G. Robinson, who was absent from one meeting. Additionally, the Board took action by unanimous written consent without a meeting on one occasion in 1997.

     The Compensation Committee, which also acts as the Stock Option Committee, currently consists of Mr. Donald G. Drapkin, Mr. Richard L. Dunning, Dr. Eric A. Rose and Dr. Lindsay A. Rosenwald. The Compensation Committee met one time and took action by unanimous written consent without a meeting on two occasions during 1997. The Compensation Committee sets and recommends to the Board yearly executive compensation and conditions of employment and administers the Company's stock option plans.

     The Audit Committee, which consists of Mr. Richard L. Dunning, Mr. Laurence
D. Fink, Ms. Linda G. Robinson and Dr. Michael Weiner, met once and took action by unanimous written consent without a meeting on one occasion during 1997. The Audit Committee reviews the audit and financial procedures of the Company and recommends any changes with respect thereto to the Board of Directors.

     The Company does not have a standing nominating committee.

                             EXECUTIVE COMPENSATION

Compensation Committee Report

     The Compensation Committee is responsible for setting the Company's policy regarding the compensation of the Company's senior executive officers, including the Chief Executive Officer, and administering the Company's stock option plans. The Company's policy is to establish a compensation program that will attract, retain and motivate qualified members of senior management in a manner that is competitive with other companies in the biotechnology industry. The key elements in this policy are salary, stock options, and availability of a cash bonus. As the Company is still in the development stage, revenues and profits are presently inapplicable as factors in determining compensation of the Chief Executive Officer and other executives of the Company. Rather, the Compensation Committee looks to qualitative factors, including the officers' efforts to build the organization, to expand the Company's potential product line (through acquiring new technologies or otherwise), to expand the range of applications therefor, and to intensify the Company's research and development efforts for its potential products. In determining the cash bonus for 1997 for Richard L. Dunning, the Company's Chief Executive Officer, the Compensation Committee considered a number of significant positive developments including, among other factors, the acquisition of a controlling interest in Nexell Therapeutics and establishing a relationship with Columbia University.

                           THE COMPENSATION COMMITTEE
                              Donald G. Drapkin
                              Richard L. Dunning
                              Eric A. Rose, M.D.
                              Lindsay A. Rosenwald, M.D.

     The above report shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, by any general statement incorporating by reference this proxy statement, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Summary Compensation

     The following table sets forth a summary of the compensation for the year ended December 31, 1997 earned by the Company's Principal Executive Officer and each other executive officer whose compensation exceeded $100,000 during 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                       Annual Compensation                          Compensation Awards
                        -------------------------------------------------  --------------------------------------
Name and                                                                                         Other
Principal Position         Year           Salary              Bonus             Options          Compensation
----------------------  -----------  -----------------  -----------------  ------------------   -----------------

Richard L. Dunning         1997           $200,000            $95,000                               $6,000 (2)
President and Chief        1996           $133,833            $40,000          800,000 (1)          $4,500 (2)
 Executive Officer

Francis M. O'Connell       1997           $139,000            $45,000
Vice President, Finance    1996           $123,800            $35,000
  and  Controller          1995           $ 96,125                             100,000 (3)


David A. Jackson, Ph.D     1997           $175,000            $70,000
Vice President, Research   1996           $ 48,000            $40,000          500,000 (4)
  & Development, Chief
  Scientific Officer

                                                                                         Long-Term
                                       Annual Compensation                          Compensation Awards
                        -------------------------------------------------  --------------------------------------
Name and                                                                                         Other
Principal Position         Year           Salary              Bonus             Options          Compensation
----------------------  -----------  -----------------  -----------------  ------------------   -----------------

Alfonso J. Tobia, Ph.D         1997           $150,000            $55,000
Senior Vice President          1996           $147,272            $50,000
                               1995            130,000            $12,500

L. William McIntosh            1997           $ 99,487            $40,000         400,000 (5)
Senior Vice President,
 Business Development
 and Finance, Chief
 Financial Officer

     (1) Number of shares of Common Stock purchasable. See Option Grant Table below for exercise price and vesting terms.

     (2) Reimbursement of personal medical and health care insurance.

     (3) Number of shares of Common Stock purchasable at $.44 per share. In 1997, 75,000 Innovir options were granted at $ 1.30 per share.

     (4) Number of shares of Common Stock purchasable at $3.31 per share.

     (5) 34,900 shares of Common Stock purchasable at $1.91 per share; 162,000 shares of Common Stock purchasable at $2.47 per share; and 203,100 shares of Common Stock purchasable at $1.91 per share.

Option Grant Table

     The following table sets forth certain information concerning options granted in 1997 to the individuals named in the Summary Compensation Table:

                     OPTION GRANTS IN THE LAST FISCAL YEAR
                     -------------------------------------

                        NUMBER OF                % OF TOTAL
                        SECURITIES               OPTIONS
                        UNDERLYING               GRANTED IN
                        OPTIONS                  EMPLOYEES IN            EXERCISE PRICE
NAME                    GRANTED                  FISCAL YEAR             PER SHARE                   EXPIRATION DATE
---------------------   ---------------------    ---------------------   ---------------------   ----------------------
L. William McIntosh          34,900                       6%                  $1.906                  5/02/02
                            162,000                      26%                  $2.469                  5/19/02
                            203,100                      22%                  $1.906                  5/19/02

Option Exercises and Value Table

     The following table sets forth certain information concerning options exercised during 1997, and the number of unexercised options as at December 31, 1997, held by the individuals named in the Summary Compensation Table.

                OPTION EXERCISES AND VALUES AT DECEMBER 31, 1997
                ------------------------------------------------

                                                                                           Value of
                                                          Number of Unexercised       Unexercised In-the
                           Shares                        Options at December 31,       Money Options at
                       acquired on          Value        1997 Exercisable (E) /          December 31,
Name                      exercise       realized (1)       Unexercisable (U)               1997(1)
---------------------  -------------  ----------------  ------------------------  ------------------------
Richard L. Dunning                                             292,678 (U)
                                                               507,322 (E)
David A. Jackson, Ph.D.                                        106,037 (E)
                                                               393,963 (U)

L. William McIntosh                                            162,000 (U)
                                                               203,100 (U)                $  6,093
                                                                34,900 (U)                $  1,047
Francis M. O'Connell                                            50,000 (E)                $ 75,000
                                                                50,000 (U)                $ 75,000
Alfonso J. Tobia, Ph.D                                         112,500 (E)                $140,625
                                                                37,500 (U)                $ 46,875


     (1) Based upon the $1.938 closing sale price of the Common Stock on The Nasdaq Stock Market on December 31, 1997.

Employment Arrangements


     In October 1996, the Company entered into a restated employment agreement with Richard L. Dunning, effective March 27, 1996, pursuant to which Mr. Dunning serves as President and Chief Executive Officer of the Company. The agreement provides for a base annual salary of $200,000, which may be increased at the discretion of the Board of Directors or the Compensation Committee, and an annual cash bonus based on performance criteria, with an initial cash bonus targeted to be at least 33% of Mr. Dunning's base compensation. Mr. Dunning is entitled to four weeks' vacation and to participate in the Company's medical, dental, life and long-term disability insurance and other benefit programs. Pursuant to the restated agreement, Mr. Dunning was granted stock options to purchase an aggregate of 800,000 shares of Common Stock at an exercise price of $2.56 per share, 156,064 of which are exercisable cumulatively at the rate of 25% per annum commencing March 28, 1997 (one year from the date of grant), and

643,936 of which are exercisable cumulatively at the rate of 33-1/3% per annum commencing March 28, 1997 (one year from the date of grant). Mr. Dunning's employment may be terminated by the Company for cause, or without cause upon 60 days' notice by either the Company or Mr. Dunning. In the event Mr. Dunning's employment is terminated by the Company without cause, or in the event Mr. Dunning terminates his employment following certain actions by the Company (including a material reduction in Mr. Dunning's duties or a relocation of the Company's principal executive offices), Mr. Dunning is entitled to a severance payment equal to six months' of his base salary, payable in monthly installments. The agreement contains certain non-competition and confidentiality provisions, and provides that the Company may obtain "key man" life insurance on the life of Mr. Dunning for the Company's benefit. Mr. Dunning received a $40,000 signing bonus upon execution of the agreement.

     In August 1996, the Company entered into an employment agreement with David
A. Jackson, Ph.D., pursuant to which Dr. Jackson serves as Vice President - Research and Development and Chief Scientific Officer of the Company. The agreement provides for a base annual salary of $175,000, which may be increased at the discretion of the Board of Directors or the Compensation Committee, and an annual cash bonus based on performance criteria, with an initial cash bonus
targeted to be at least 33% of Dr. Jackson's base compensation.   Dr. Jackson is
entitled to four weeks' vacation and to participate in the Company's medical, dental, life and long-term disability insurance and other benefit programs. Pursuant to the agreement, Dr. Jackson was granted stock options to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $3.3125 per share, 120,752 of which are exercisable cumulatively at the rate of 25% per annum commencing August 26, 1997 (one year from the date of grant), and 379,248 of which are exercisable cumulatively at the rate of 20% per annum commencing August 26, 1997 (one year from the date of grant). Dr. Jackson's employment may be terminated by the Company for cause, or without cause upon 60 days' notice by either the Company or Dr. Jackson. In the event Dr. Jackson's employment is terminated by the Company without cause, or in the event Dr. Jackson terminates his employment following certain actions by the Company (including a material reduction in Dr. Jackson's duties or a relocation of the Company's principal executive offices), Dr. Jackson is entitled to a severance payment equal to twelve months' of his base salary, payable in monthly installments. The agreement contains certain non-competition and confidentiality provisions, and provides that the Company may obtain "key man" life insurance on the life of Dr. Jackson for the Company's benefit. Dr. Jackson received a $40,000 signing bonus upon execution of the agreement.

     In June 1994, the Company entered into an employment agreement with Alfonso
J. Tobia, Executive Vice President of the Company, effective July 1, 1994, providing for a base annual salary of $125,000, to be increased to $150,000 upon the redemption by the Company of its outstanding Class A Warrants (which occurred in 1996), and eligibility for a discretionary bonus up to $25,000. The agreement provides that Dr. Tobia is eligible to receive options to purchase 150,000 shares of Common Stock (which were granted on August 24, 1994), and is eligible to participate in the Company's benefit programs, which currently include a medical program, dental/vision insurance and group life insurance.

          In May, 1997, the Company entered into an employment agreement with L. William McIntosh pursuant to which Mr. McIntosh served as Senior Vice President, Business Development and Finance and Chief Financial Officer. The agreement provides for a base annual salary of $160,000 which may be increased at the discretion of the Board of Directors or the Compensation Committee, and an annual cash bonus based on performance criteria, with an initial cash bonus targeted to be at least 33% of Mr. McIntosh's base compensation (with a minimum bonus of $42,000 the first year). Mr. McIntosh is entitled to four weeks' vacation and to participate in the Company's medical, dental, life and long-term disability insurance and other benefit programs. Pursuant to the agreement, Mr. McIntosh was granted stock options to purchase an aggregate of 238,000 shares of Common Stock at an exercise price of $1.906 per share and 162,000 sales exercisable at $2.469, exercisable in four equal increments of 100,000 shares each on the first, second and third and fourth anniversaries of the date of his employment contract. Mr. McIntosh's employment contract may be terminated by the Company for cause, or without cause upon 60 days' notice by either the Company or Mr. McIntosh. In the event Mr. McIntosh's employment is terminated by the Company without cause, or in the event Mr. McIntosh terminates his employment following certain actions by the Company (including a material reduction in Mr. McIntosh's duties), Mr. McIntosh is entitled to a severance payment equal to twelve months of his base salary, payable in monthly installments. The agreement contains certain non-competition and confidentiality provisions, and provides that the Company may obtain "key man" life insurance on the life of Mr. McIntosh for the Company's benefit. Mr. McIntosh received a $40,000 signing bonus upon execution of the agreement.

          On March 1, 1998, Mr. McIntosh was named the President and CEO of the Company's majority-owned subsidiary, Nexell Therapeutics, Inc. ("Nexell"). In light of his new position, Mr. McIntosh, the Company and Nexell are, at the time of printing of this proxy statement, renegotiating Mr. McIntosh's employment arrangement. The renegotiated agreement, which will be effective as of March 1, 1998, is expected to provide for a base annual salary of $225,000 which may be increased at the discretion of Nexell's Board of Directors, and an annual cash bonus based on performance criteria, with an initial cash bonus targeted to be at least 25% of Mr. McIntosh's base compensation. The renegotiated agreement is also expected to provide for a $25,000 signing bonus and reimbursement of relocation expenses. Mr. McIntosh will be entitled to four weeks' vacation and to participate in Nexell's medical, dental, life and long-term disability insurance and other benefit programs. Pursuant to the renegotiated agreement, Mr. McIntosh will surrender options to purchase 190,000 shares of VIMRX Common Stock previously granted to him under VIMRX's 1990 Incentive and Non-Incentive Stock Option Plan ("1990 Plan") consisting of non-incentive options to purchase 28,000 shares of VIMRX Common Stock at $1.91 per share and incentive options to purchase 162,000 shares of VIMRX Common Stock at $2.47 per share, and will retain non-incentive options to purchase 300,000 shares of VIMRX Common Stock consisting of 210,000 shares of Common Stock purchasable at $1.91 per share granted in 1997 under the 1990 Plan and the 1997 Plan, and options to purchase an additional 90,000 shares of Common Stock at a purchase price of $1.625 per share granted to him in 1998 under the 1997 Plan. Additionally, he will be granted stock options to purchase an aggregate of 125,000 shares of Nexell common stock under the Nexell Plan at an exercise price of $5.00, exercisable in four equal increments of 31,250 shares each on the first, second and third and fourth anniversaries of the effective date of his renegotiated employment contract. Additionally, if an event occurs which would cause options issued under the Nexell Plan to become exercisable for VIMRX Common Stock (See "Approval of Adoption of 1998 Non-Incentive Stock Option Plan for Directors, Employees and Consultants of Nexell Therapeutics Inc. General Shares Subject to the Nexell Plan"), Mr. McIntosh will also be granted additional options to purchase 60,000 shares of VIMRX Common Stock at $.001 per share, which will become exercisable on the four-year vesting schedule described above. Mr. McIntosh's renegotiated employment contract may be terminated by Nexell for cause, or without cause upon 60 days' notice by either Nexell or Mr. McIntosh. In the event Mr. McIntosh's employment is terminated by Nexell without cause, or in the event Mr. McIntosh terminates his employment following certain actions by Nexell (including a material reduction in his duties), (i) Mr. McIntosh will be entitled to a severance payment equal to twelve months of his base salary, payable in monthly installments, (ii) his exercisable (giving effect to the four-year vesting schedule described above but without giving effect to the other restrictions on exercisability set forth in the Nexell Plan) options to purchase Nexell common stock will be converted into options to purchase VIMRX Common Stock at the rate of 3 shares of VIMRX Common Stock for each share of Nexell common stock purchasable under the options, at an exercise price per share of VIMRX Common Stock equal to one-third of the exercise price per share of Nexell common stock. and (iii) Mr. McIntosh will be issued out-of-plan options to purchase up to 60,000 shares of VIMRX Common Stock at $.001 per share. The agreement contains certain non-competition and confidentiality provisions, and provides that Nexell may obtain "key man" life insurance on the life of Mr. McIntosh for Nexell's benefit.

     Section 16 Proxy Statement Disclosure

     Section 16 of the Securities Exchange Act of 1934, as amended, requires that officers, directors and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") file reports of their trading in Company equity securities with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by the Reporting Persons during the last fiscal year, the Company believes that the Reporting Persons timely complied with all applicable Section 16 filing requirements.



                              CERTAIN TRANSACTIONS

     In August, 1995, the Company entered into a consulting agreement with Lindsay A. Rosenwald, M.D., who was elected a director of the Company in June, 1996, pursuant to which Dr. Rosenwald has agreed to act as a financial consultant to the Company pursuant to the terms thereof and the Company granted Dr. Rosenwald an option to purchase 2,000,000 shares of Common Stock at $.53125 per share (the closing bid price of the Common Stock on The NASDAQ Stock Market on the date preceding the date of grant), exercisable through August 6, 1998. In June 1996, Dr. Rosenwald transferred 85,000 of the underlying option shares to other persons.

     In November 1995, the Company entered into an arrangement with Donald G. Drapkin, a director of the Company, pursuant to which Mr. Drapkin agreed to make available to the Company his business and financial acumen for a five-year period, and the Company granted Mr. Drapkin an option to purchase 650,000 shares at $.9375 per share (the closing bid price of the Common Stock on The NASDAQ Small Cap Market on the date preceding the date of grant), exercisable at the rate of 25% of the aggregate number of underlying shares per annum commencing one year from the date of grant. Concurrently, the Company entered into a five-year consulting arrangement with Eric A. Rose, M.D., a director of the Company, pursuant to which Dr. Rose agreed to provide scientific consulting services to the Company, and the Company granted Dr. Rose an option to purchase 650,000 shares at $.9375 per share, exercisable at the rate of 25% of the aggregate number of underlying shares per annum commencing one year from the date of grant.

     On June 21, 1996, the Company completed a private placement pursuant to a subscription agreement dated March 21, 1996 to a group of investors, including the following directors or persons or entities affiliated with such directors:
(i) Laurence D. Fink, a director of the Company, purchased 266,667 shares of Common Stock and 133,333 Common Stock Purchase Warrants for $400,000, and a family trust of Mr. Fink purchased 66,666 shares of Common Stock and 33,333 Common Stock Purchase Warrants for $100,000; (ii) Linda G. Robinson, a director of the Company, purchased 133,333 shares of Common Stock and 66,666 Common Stock Subscription Warrants for $200,000; and (iii) The Aries Trust Fund, a Cayman Island trust (the "Aries Trust"), and The Aries Domestic Fund, L.P., a Delaware limited partnership ("The Aries Limited Partnership" and, together with the Aries Trust, the "Aries Funds"), purchased an aggregate of 666,666 shares of Common Stock and 333,333 Common Stock Subscription Warrants for an aggregate of $1,000,000. Lindsay A. Rosenwald, M.D., a director of the Company, serves as President and is the sole shareholder of the investment manager of the Aries Trust, and serves as President and is the sole shareholder of the general partner of the Aries Limited Partnership. Jerome Groopman, M.D., a director of the Company, is a member of the Scientific Advisory Board of the Aries Funds.

     In March 1997, VIMRX entered into a research agreement relating to the discovery, mapping, sequencing and validation of disease-related genes with Columbia University. The agreement provides for VIMRX Genomics, Inc. ("VGI"), a majority-owned subsidiary of VIMRX, to provide $30 million in funding to the Columbia Genome Center over a 5-year period and for VGI to receive an exclusive license to develop, manufacture, use, sell or market products resulting from any invention research information and biological materials developed by the Center and funded under the agreement. The agreement is terminable by either Columbia or VGI during the initial five-year term upon six months' notice, but in no event earlier than September 7, 1999. Under the agreement, VIMRX issued 200,000 shares of Common Stock to Columbia, which shares have subsequently been registered under the Securities Act of 1933, as amended, pursuant to registration rights granted to Columbia and granted Columbia a 10% ownership interest in VGI. VGI has paid Columbia $4.7 million in funding in quarterly installments in respect of its obligations for 1997 under the Agreement. VGI has sought technology collaborations with pharmaceutical and/or diagnostic companies and has solicited equity investments in VGI from potential technology partners and other investors, but has been unable to consummate any such transactions on reasonable terms. As a result, VGI is engaged in discussions with Columbia with a view to restructuring its relationship with Columbia. Eric A. Rose, M.D., a director of the Company, is a Surgeon-In-Chief at Columbia Presbyterian Medical Center in New York, an affiliate of Columbia, and has served as Chairman of the Department of Surgery at the College of Physicians and Surgeons of Columbia. Michael Weiner, M.D., a director of the Company, is the Hellinger Professor of Clinical Pediatrics at Columbia's College of Physicians and Surgeons, Director of Pediatric Oncology, and is an attending physician at Columbia Presbyterian Medical Center.

     VIMRX acquired the intellectual property and intangible assets, other than trademarks, of the Immunology Division (the "Division") of the Biotech Business Group of Baxter Healthcare Corporation ("Baxter"), in December 1997, for 11,000,000 shares of the Company's Common Stock and 66,304 shares of the Company's Class A Preferred Stock, and immediately transferred such intangible assets to Nexell in exchange for 80.5% of Nexell's common stock. Concurrently, Nexell acquired the tangible assets, business, trademarks and certain obligations of the Division in exchange for the issuance to Baxter of 19.5% of Nexell's common stock and a warrant entitling Baxter to purchase an additional 6% of Nexell's common stock for $6,000,000. In addition, the Company purchased $10,000,000 principal amount of Nexell's 6.5% convertible subordinated debentures for $10,000,000, to be paid out of available cash on hand, and Baxter purchased $30,000,000 principal amount of such debentures for $30,000,000.

     In connection with the acquisition, Nexell entered into several agreements with Baxter; pursuant to one of such agreements, Nexell may pay up to $21,000,000 to Baxter as and when certain product development and regulatory milestones are achieved. As a result of the transaction, Baxter owns in excess of 5% of the Common Stock of the Company. Victor W. Schmitt, a director of the Company, is an employee of Baxter.

     The Company believes that the research agreement with Columbia and the acquisition agreement and related agreements with Baxter were negotiated on an arm's length basis.

                       STOCK PRICE PERFORMANCE COMPARISON

     The Stock Price Performance Graph below compares cumulative total return of the Company's Common Stock with the cumulative total return of (i) the Index for the NASDAQ Stock Market (U.S. Companies) (the "NASDAQ Index") and (ii) an industry peer group index consisting of the NASDAQ Pharmaceutical Index (the "Peer Index"). The Graph assumes $100 was invested on January 1, 1993, in (i) the Company's Common Stock, (ii) the stocks comprising the NASDAQ Index and (ii) the stocks comprising the Peer Index, and the reinvestment of dividends.

                             [GRAPH APPEARS HERE]

     The graph above shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, by any general statement incorporating by reference this proxy statement, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                    APPROVAL OF AMENDMENT TO 1997 INCENTIVE
                      AND NON-INCENTIVE STOCK OPTION PLAN
General

     Under the VIMRX 1997 Incentive and Non-Incentive Stock Option Plan, as amended, (the "1997 Plan"), which was approved by the Company's stockholders in 1997, an aggregate of 1,000,000 shares are reserved for issuance upon exercise of options thereunder. Under the 1997 Plan, incentive stock options, as defined in section 422 of the Internal Revenue Code (the "Code"), may be granted to employees and non-incentive stock options may be granted to employees, directors and other persons as the Stock Option Committee appointed by the Board of Directors (the "Committee") determines will contribute to the Company's success, at exercise prices equal to at least 100% (with respect to incentive stock options) and at least 50% (with respect to non-incentive stock options) of the fair market value of the Common Stock on the date of grant. In addition to selecting the optionees, the Committee determines the number of shares of Common Stock subject to each option, the term of each non-incentive stock option, the time or times when the non-incentive stock option becomes exercisable, and otherwise administers the 1997 Plan. Options are granted for a term determined by the Committee not to exceed ten years, and are exercisable on terms and conditions determined by the Committee. Generally, options granted under the 1997 Plan may not be exercised more than three months following termination of employment or engagement, except terminations by reason of death or disability, in which case such options may be exercised for one year following such event. However, the Committee may in its discretion extend the time required to exercise non-incentive options for up to ten years after the date of grant.

     The purpose of the 1997 Plan is to further the growth and development of the Company by encouraging selected employees, directors and other persons who contribute and are expected to contribute materially to the Company's success to obtain a proprietary interest in the Company through the ownership of its stock, thereby providing such persons with an added incentive to promote the best interests of the Company and affording the Company a means of attracting persons of outstanding ability to its service. Approximately 12 employees of VIMRX and an indeterminate number of consultants and others are eligible to participate in the 1997 Plan.

     As of the Record Date options to purchase an aggregate of 725,600 shares of Common Stock had been granted and were outstanding, and a balance of 274,400 shares remain available for issuance under the 1997 Plan for options to be subsequently granted thereunder. Management proposes to amend the 1997 Plan to make an additional 1,000,000 shares available for issuance thereunder in order to accommodate the Company's anticipated continuing growth.

Federal Income Tax Consequences

     The following is based upon federal tax laws and regulations as presently in effect and does not purport to be a complete description of the federal income tax aspects of the 1997 Plan. Also, the specific state tax consequences to each participant under the Plan may vary, depending upon the laws of the various states and the individual circumstances of each participant.

Incentive Stock Options

     No taxable income is recognized by the optionee upon the grant of an incentive stock option under the 1997 Plan. Further, no taxable income will be recognized by the optionee upon exercise of an incentive stock option granted under the 1997 Plan and no expense deduction will be available to the Company, if the optionee holds shares acquired upon the exercise of incentive stock options for at least two (2) years from the date of grant of the option and for at least one (1) year from the date of exercise. Any gain on a subsequent sale of such shares will be considered as long-term capital gain as long as the selling shareholder has held the shares for at least eighteen (18) months. The gain recognized upon the sale of the shares is equal to the excess of the amount realized upon the sale (usually the selling price of the shares) over the exercise price. Therefore, the net federal income tax effect on the holders of incentive stock options is to defer, until the shares are sold, taxation of any increase in the value of the shares from the date of grant and to treat such gain, at the time of sale, as capital gain rather than ordinary income. However, in general, if the optionee sells the shares prior to expiration of two (2) years from the date of the option grant or one (1) year from the date of exercise (referred to as a "disqualifying disposition"), the optionee will recognize taxable income at ordinary tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise, less the exercise price; or (ii) the amount realized on the date of sale, less the exercise price, and the Company will receive a corresponding business expense deduction. The balance of any gain recognized on a disqualifying disposition will be long-term or short-term capital gain depending upon the holding period of the optioned shares. The special two-year and one year holding periods for incentive options do not apply to option shares which are disposed of by the optionee's estate or a person who acquired such shares by reason of the death of the optionee.

     An employee may be subject to an alternative minimum tax upon exercise of an incentive stock option since the excess of the fair market value of the option stock at the date of exercise over the exercise price must be included in alternative minimum taxable income, unless the acquired shares are disposed of in the same year that the option was exercised.

Non-Incentive Stock Options

     As in the case of incentive stock options, the grant of non-incentive stock options will not result in any taxable income to the optionee. However, the tax treatment upon exercise of non-incentive stock options is different. Generally, the optionee will recognize ordinary income when the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price.

     The fair market value of the shares on the date of exercise will constitute the tax basis of the shares for computing gain or loss on any subsequent sale. Any gain or loss recognized by the optionee upon the subsequent disposition of the shares will be treated as capital gain or loss and will qualify as long-term capital gain or loss if the shares are held for more than eighteen months prior to disposition.

     Generally, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee at the date of exercise of a non-incentive option. The income recognized by the optionee will be treated as compensation income and will be subject to income tax withholding by the Company.

Section 162(m) of the Code

     Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the Company's other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for a specified period is stated, and shareholder and Board approval of the plan under which they are granted is obtained. The 1997 Plan allows compliance with those performance-based criteria except that non-qualified stock options granted with an exercise price less than the fair market value of the Common Stock on the date of grant will not meet such performance-based criteria and, accordingly, the compensation attributable to such options will be subject to the deductibility limitations contained in Section 162(m) of the Code.

     At the date of this Proxy Statement, long-term capital gain is taxed to individuals at a maximum preferential rate of 20% (10% for individuals in the 15% bracket), while items of ordinary income are currently taxed to individuals at a maximum rate of 39.6%.

Required Vote

     Approval of the amendment to the 1997 Plan ("1997 Plan Amendment") will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will not be included in the vote totals, and therefore will have no effect on the approval of the 1997 Plan Amendment. Unless marked to the contrary, proxies received will be voted FOR approval of the 1997 Plan Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1997 PLAN AMENDMENT.


                          APPROVAL OF ADOPTION OF 1998
                      NON-INCENTIVE STOCK OPTION PLAN FOR
                      DIRECTORS, EMPLOYEES AND CONSULTANTS
                          OF NEXELL THERAPEUTICS INC.
General

     On May 1, 1998, the Board of Directors adopted the Nexell Plan, subject to stockholder approval. The purpose of the Nexell Plan is to further the growth and development of the Company's subsidiary, Nexell, by encouraging selected employees, directors and other persons who contribute and are expected to contribute materially to Nexell's success to obtain a either a direct proprietary interest in Nexell through the ownership of its stock, or an indirect proprietary interest in Nexell through ownership of VIMRX stock, thereby providing such persons with an added incentive to promote the best interests of Nexell and affording Nexell a means of attracting persons of outstanding ability to its service. Approximately 94 employees of Nexell and an indeterminate number of consultants and others are eligible to participate in the Nexell Plan.

     As of the Record Date, options to purchase an aggregate of 990,350 shares of Nexell Common Stock had been granted and were outstanding, and a balance of 9,650 shares of Nexell Common Stock remain available for issuance under the Nexell Plan for options to be subsequently granted thereunder, all of which grants are subject to stockholder approval of the Nexell Plan. As is described below, under certain circumstances, each option to purchase one share of Nexell Common Stock may become exercisable for three shares of VIMRX Common Stock.

Following is a summary of the provisions of the Nexell Plan:

1.  Shares Subject to the Nexell Plan.   The Nexell Plan provides for the
--  ---------------------------------
reservation of 1,000,000 shares of Nexell common stock for the issuance of options to participants in the Nexell Plan. At present, there are 9,000,000 shares of Common Stock of Nexell issued and outstanding, 7,245,000 of which are owned by VIMRX and 1,755,000 of which are owned by Baxter Healthcare Corporation. The Nexell Plan provides that in certain events, each option to purchase one share of Nexell Common Stock shall be exercisable for three shares of VIMRX Common Stock. The events that would cause the options to become exercisable for VIMRX Common Stock are a merger of Nexell with VIMRX, the acquisition of all of the shares of Nexell by VIMRX, or the continuation of Nexell as a majority owned subsidiary of VIMRX beyond March 31, 2001 without an initial public offering of Nexell Common Stock having occurred. Accordingly, 3,000,000 shares of VIMRX Common Stock have also been reserved for issuance under the Nexell Plan.

     2.  Administration of the Nexell Plan. The Nexell--Plan is administered by
     --  ---------------------------------
a committee of two or more members of VIMRX's Board of Directors (the "Committee") and provides that in the event of an initial public offering of Nexell common stock, or in the event VIMRX ceases to be a majority owner of Nexell, the Committee shall be comprised of two or more directors of Nexell. Mr. Drapkin, Mr. Dunning, Dr. Rose and Dr. Rosenwald currently constitute the members of the Committee. The Nexell Plan provides that, to the extent practicable, the Committee will be comprised of "non-employee directors" as defined by Rule 16b-3 under the Securities Exchange Act, and "outside directors" as defined in the Internal Revenue Code. The Board of Directors of VIMRX (or of Nexell, in the event the Nexell Plan shall be administered by a committee of Nexell directors) may take any action permitted to be taken by the Committee. The Committee has complete authority to award options under the Nexell Plan, to interpret the Nexell Plan, to establish any rules or regulations relating to the Nexell Plan, and to make any other determination which it believes necessary or advisable for the proper administration of the Nexell Plan. Its decisions in matters relating to the Nexell Plan are final and conclusive on Nexell and the participants in the Nexell Plan. The Nexell Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified plan under Section 401(a) of the Code.

     3.  Powers of the Committee.  The Committee selects the optionees and
     --  -----------------------
determines (i) the number of shares of Common Stock purchasable under an option, which may not exceed 125,000 shares of Nexell Common Stock (or 375,000 shares of VIMRX Common Stock) for any individual, (ii) the exercise price, (iii) the time or times when the option becomes exercisable, and (iv) its duration, which may not exceed ten years from the date of grant. The Committee also shall have the power to accelerate exercisability, extend the term of exercisability (but not beyond ten years), provide for transferability to family members and family trusts of optionees and, subject to the provisions of the Nexell Plan, otherwise amend the provisions of outstanding options.

     4.  Eligibility for Option Grants.  Options under the Nexell Plan may be
     --  -----------------------------
granted to employees, directors, consultants, agents, independent contractors and such other persons as the Committee determines will assist Nexell's endeavors.

     5.  Term of Options.  Options under the Nexell Plan may be granted for a
     --  ---------------
term of up to ten years, as determined by the Committee at the date of grant.

     6.  Early Termination of Options. The Nexell Plan provides that in the
     --  ----------------------------
event the employment or engagement of an optionee by Nexell is terminated for any reason, the optionee may exercise the option only during a three month period following termination of employment or engagement; provided, however, in the event of termination of employment by reason of death or disability, for one year following the date of death or termination of employment, the optionee or the optionee's legal representative or the person or persons to whom the optionee's rights under the Option are transferred by will or the laws of descent and distribution will have the same right to exercise the Option as the optionee had on the date of death or termination of employment. Notwithstanding the foregoing, the Committee may extend the term of an option otherwise terminable for the foregoing reasons for a period not more than ten years from the date of grant.

     7.  Exercisability of Options.  The Committee will determine the
     --  -------------------------
exercisability of each option, provided, however, no option may be exercised prior to March 31, 2001, unless before that date (i) there has been an initial public offering of Nexell Common Stock or (ii) Nexell has merged with VIMRX or VIMRX has acquired all of the issued and outstanding capital stock of Nexell. As described above, in the event that Nexell merges with VIMRX or VIMRX acquires all of the issued and outstanding capital stock of Nexell, or the Committee determines that it is necessary or desirable in order to comply with applicable federal or Stock Securities laws, all issued and outstanding options will become exercisable for VIMRX Common Stock, in lieu of Nexell Common Stock. Except as described in the previous paragraph, or as otherwise determined by the committee in the case of non-employees, no option shall be exercisable unless the holder thereof shall have been an employee, director, consultant, agent, independent contractor or other person employed by or engaged in performing services for Nexell continuously from the date of grant to the date of exercise.

     8.  Cashless Exercises. The Plan permits, to the extent determined by the
     --  ------------------
Committee for individual option grants, payment of the exercise price of options by the delivery of shares of VIMRX or Nexell, as the case may be.

     9.  Acceleration upon a Change of Control.  Upon the occurrence of a
     --  -------------------------------------
"change in control" of Nexell (as defined below), all outstanding options shall become immediately vested and fully exercisable. For purposes of the Nexell Plan, a "change in control" of Nexell means:

(i) the acquisition at any time by a "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1944, as amended (the "Exchange Act")) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the combined voting power in the election of directors of the then outstanding securities of Nexell or any successor of Nexell;
(ii) the termination of service as directors, during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board of Directors of Nexell or any successor of Nexell, for any reason other than death, disability or retirement, unless the election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period;

(iii)approval by the stockholders of Nexell or any successor of Nexell of any merger, consolidation, or statutory share exchange as a result of which the Nexell Common Stock shall be changed, converted or exchanged (other than a merger, consolidation or share exchange with VIMRX or a wholly-owned subsidiary of VIMRX) or liquidation of Nexell or any successor of Nexell, or any sale or disposition of 80% or more of the assets or earning power of Nexell or any successor of Nexell (except to VIMRX);

(iv) approval by the stockholders of Nexell of any merger, consolidation, or statutory share exchange to which Nexell is a party as a result of which the persons who were stockholders immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation;

provided, however, that no change in control shall be deemed to have occurred if, prior to such time as a change in control would otherwise be deemed to have occurred, the Board of Directors of VIMRX or Nexell, as the case may be, deems otherwise.

     10.  Option Adjustments.  The Nexell Plan contains a customary anti-
     ---  ------------------
dilution provision which provides that in the event at any time after the date of grant of an option, Nexell or VIMRX changes its shares of Common Stock into a different number or kind or class of shares or other securities or property, by reason of a stock dividend, split-up, combination, reclassification or exchange, or through a merger or consolidation or otherwise (other than through the merger of Nexell into VIMRX), then the number of shares of Nexell or VIMRX, as the case may be, covered by such option and the price per share thereof shall be proportionately adjusted for any such change by the Committee. The Committee's determination of the amount of any such adjustment shall be conclusive.

     11.  Duration, Termination and Amendment of the Nexell Plan.   No Options
     ---  ------------------------------------------------------
may be granted under the Plan after December 31, 2007. The Board of Directors of VIMRX or Nexell, as the case may be, may amend or discontinue the Nexell Plan at any time. However, no amendment or discontinuance may adversely affect the rights of a holder of any option that was previously granted under the Nexell Plan, unless such holder consents in writing. Furthermore, the approval of the shareholders of Nexell (in the event that at such time options under the Nexell Plan are exercisable only for shares of Nexell Common Stock) or VIMRX (in the event that at such time options are exercisable only for shares of VIMRX Common Stock) or both Nexell and VIMRX (in the event that at such time options may be exercisable for shares of either Nexell Common Stock or VIMRX Common Stock) will be required:

(i)  to increase the number of shares reserved for issuance under the Nexell
     Plan;

(ii) to materially increase the benefits accruing to participants under the Nexell Plan;

(iii)to materially modify the requirements of eligibility for participation in the Nexell Plan; or

(iv) if otherwise required to comply with law or the listed company requirements of the NASDAQ Stock Market or of a national securities exchange on which the option stock is then traded.

     12.  Rights as a Stockholder.  Before shares of common stock are issued
     ---  -----------------------
pursuant to the exercise of an option, an option holder has no rights as a stockholder in either Nexell or VIMRx as a result of participation in the Nexell Plan.


Initial Grants of Options under the Nexell Plan

     In May 11, 1998, the Committee made grants of options to purchase an aggregate of 990,350 shares of Nexell Common Stock to 94 employees of Nexell under the Nexell Plan. Options issued to individuals who were employed by Nexell on January 1, 1998, were issued as of January 1, 1998. Options issued to persons who commenced employment with Nexell after January 1, 1998 and issued as of the respective dates of commencement of employment. Each grant provided for an exercise price of $5.00 per share of Nexell Common Stock (approximately $1.67 per share of VIMRX Common Stock in the event such options become exercisable for VIMRX Common Stock). Subject to the provisions described above in "General Exercisability of Options," all options issued will become exercisable in four annual installments, each consisting of one-fourth of the total number of shares subject to the option, commencing on the first anniversary of the date as of which the grant was made.

                               NEW PLAN BENEFITS
                      1998 Non-Incentive Stock Option Plan
                          For Directors, Employees and
                    Consultants of Nexell Therapeutics, Inc.
                    ----------------------------------------

                                                    Dollar
Name and Position                                   Value                            Number of Units
-----------------------------------------   -----------------------   -----------------------------------------------
L. William McIntosh                                  (1)                                125,000 (2)
President and Chief
Executive Officer

Executive Group                                      (1)                                125,000 (2)

Non-Executive Officer                                (1)                                865,350 (2)
Employee Group

(1) The dollar value of the options granted cannot reasonably be determined at this time. Based on the closing price of VIMRX Common Stock on the NASDAQ Stock Market on May 7, 1998 ($1.4375), in the event each option to purchase one share of Nexell common stock becomes exercisable for an option to purchase three shares of VIMRX Common Stock, the options would have no value.

(2) Options to purchase the specified number of shares of Nexell Common Stock. Under certain circumstances, such options may become exercisable for shares of VIMRX Common Stock. See "Initial Grants of Options under the Nexell Plan," above.

Required Vote

     Approval of the adoption of the Nexell Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will not be included in the vote totals, and therefore will have no effect on the approval of adoption of the Nexell Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the adoption of the Nexell Plan.



     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE NEXELL PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Board of Directors has re-appointed KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1998. KPMG Peat Marwick audited the Company's financial statements in fiscal 1997.

     Prior to fiscal year 1997, the independent auditors of the Company had been Richard A. Eisner & Company, LLP, who were replaced upon recommendation of the Audit Committee on May 15, 1997. At no time did any report on the financial statements of the Company by Richard A. Eisner & Company, LLP contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles. The decision to change accountants was occasioned by the developments of the past year, and not by any disagreement or advice given on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In particular, in light of the acquisition by the Company of a controlling interest in Innovir Laboratories, Inc., in 1997, the Audit Committee concluded that it would be most efficient and in the best interests of both Innovir and the Company for the same auditors to audit both companies. The Company solicited proposals from four auditing firms, including Richard A. Eisner & Company, LLP. KPMG Peat Marwick LLP was chosen as a result of this process, and was engaged by the Company as its principal auditors on May 15, 1997.

     The ratification of the appointment of KPMG Peat Marwick LLP will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will not be included in the vote totals, and therefore will have no effect of a vote on the appointment of the independent auditors.

     It is anticipated that a representative of KPMG Peat Marwick LLP will be present at the Meeting to answer questions within such firm's field of expertise.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

                                 OTHER BUSINESS

     Management does not know of any matter to be brought before the Meeting other than as described above. In the event any other matter properly comes before the Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposal to be considered for inclusion in the Company's proxy soliciting material for the next Annual Meeting of Stockholders must be received by the Company at its principal office by February 28, 1999.

     Dated: May 26, 1998

                                     PROXY

                           VIMRX PHARMACEUTICALS INC.

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Donald G. Drapkin and Eric A. Rose, M.D., and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of VIMRX Pharmaceuticals Inc. on June 23, 1998, and any adjournments and postponements thereof, upon all matters as may properly come before the Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. Please complete, date and sign on the reverse side and mail in the enclosed envelope.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1), (2), (3), (4) AND
(5) LISTED BELOW, TO COME BEFORE THE MEETING:

(1) Election of nine (9) directors:      Nominees:            Donald G. Drapkin,
                                                             Richard L. Dunning,
                                                             Eric A. Rose, M.D.,
                                                               Lawrence D. Fink,
                                                          Jerome Groopman, M.D.,
                                                              Linda G. Robinson,
                                                     Lindsay A. Rosenwald, M.D.,
                                                               Victor W. Schmitt
                                                            Michael Weiner, M.D.

                         [ ] FOR           [ ] WITHHELD

               For, except withheld from the following nominees:


_____________________________________    ____________________________________
_____________________________________    ____________________________________
_____________________________________    ____________________________________
_____________________________________    ____________________________________

(2) To approve the an amendment to the Company's 1997 Incentive and Non-Incentive Stock Option Plan making an additional 1,000,000 shares available for issuance thereunder

                      [ ] FOR  [ ] WITHHELD  [ ] ABSTAIN

(3)  To approve the 1998 Non-Incentive Stock Option Plan of VIMRX
     Pharmaceuticals Inc. for Directors, Employees and Consultants of Nexell Therapeutics Inc.

                      [ ] FOR  [ ] WITHHELD  [ ] ABSTAIN

(4) To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1997.

                      [ ] FOR  [ ] WITHHELD  [ ] ABSTAIN

(5)  Upon any and all other business that may come before the Meeting.

     Check here if you plan to attend the Annual Meeting of Stockholders.  [  ]

     This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1), (2), (3), and (4) unless the stockholder specifies otherwise, in which case it will be voted as specified.

     SIGNATURE(S):                                                DATE:

     Note: Executors, Administrations, Trustees, Etc. should give full title.

                                       2